Exhibit 10.3

Restricted Stock Unit Agreement
under the Galectin Therapeutics Inc.
2019 Omnibus Equity Compensation Plan

Pursuant to the terms of the Galectin Therapeutics Inc. 2019 Omnibus Equity Compensation Plan (the “Plan”), Galectin Therapeutics Inc., a Nevada corporation (together with all successors thereto, the “Company”), hereby enters into this Restricted Stock Unit Agreement with the undersigned employee (the “Grantee”), pursuant to which the Company will issue the number of shares of the Company’s common stock equal to the number of Restricted Stock Units (“RSU’s”) granted hereunder in accordance with the terms set forth in this agreement (the “Agreement”).

Notwithstanding anything in this Agreement to the contrary, the grant of the RSUs pursuant to this Agreement and the issuance of shares of the Company’s common stock in settlement of such RSUs shall be subject to, and governed by, all the terms and conditions of the Plan.  To the extent there is any inconsistency between the terms of the Plan and of this Agreement, the terms of the Plan shall control.

All capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings given such terms in the Plan.

Number of RSUs Granted:	[ ]
Grant Date:	[_______, 20__]
Vesting Commencement Date:	[_______, 20__]

1.     General.  Each RSU represents a right to receive one share of the Company’s common stock (a “Share”) in accordance with and subject to the terms and conditions of this Agreement and the Plan.  By execution of this Agreement, the Grantee agrees to be bound by all of the terms and provisions of the Plan, the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Committee made from time to time.

2.     Account for Grantee. The Company shall maintain a bookkeeping account for the Grantee (the “Account”) reflecting the number of RSUs then credited to the Grantee hereunder as a result of such grant of RSUs.

3.     Nontransferability.  The Grantee may not transfer RSUs or any rights hereunder to any third party other than by will or the laws of descent and distribution.

4.      Vesting and Forfeiture.  [                                           ]

5.     Settlement - Delivery of Shares.  The Company shall issue the Shares underlying the RSUs that have vested pursuant to Section 4 to the Grantee in settlement of the Grantee’s vested RSUs as soon as reasonably practicable on or after the earlier of (i) the third business day after the Vesting Date on which a trading window is open under the Company’s insider trading policy or (iii) December 31 of the year that includes the applicable Vesting Date.

6.      Withholding Taxes.  The Grantee agrees to make appropriate arrangements with the Company (or the appropriate Affiliate that employed the Grantee) for the satisfaction of all applicable Federal, state, local and foreign income and employment tax withholding requirements arising in connection with the vesting of the RSUs and issuance of Shares in settlement of such vested RSUs.  The Grantee acknowledges and agrees that the Company may, refuse to deliver Shares if the Grantee does not deliver or make arrangements to deliver such required withholding amounts to the Company at the time the RSUs vest.

7.      Miscellaneous.

(a)          Change and Modifications.  This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective.  This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

(b)          No Promise of Continued Affiliation. The RSUs granted hereunder shall not constitute or be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue as an employee of, or other service provider to, the Company or any Affiliate for any period of time, or at any particular rate of compensation or remuneration.

(c)          Unfunded Obligations. The grant of the RSUs and any provision for distribution of Shares in settlement of the Grantee’s Account hereunder shall be by means of bookkeeping entries on the books of the Company and shall not create in the Grantee any right to, or claim against any, specific assets of the Company, nor result in the creation of any trust or escrow account for the Grantee. With respect to the Grantee’s entitlement to any distribution hereunder, the Grantee shall be a general creditor of the Company.

(d)          Section 409A of the Internal Revenue Code.  To the extent applicable, the RSUs are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986 and applicable regulations and guidance thereunder and shall be construed and interpreted accordingly; provided however, that the Company does not guarantee the tax result of participation in the Plan.

(e)          Notices.  All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid.  Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(f)          Counterparts.  For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

GALECTIN THERAPEUTICS INC.

By:
Name:
Title:

Address:

4960 Peachtree Industrial
Boulevard
Suite 240
Norcross, GA 30071

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan and understands that the RSUs granted hereby and any Shares issuable in settlement of such RSUs are subject to the terms of the Plan and this Agreement.  This Agreement is hereby accepted, and the terms and conditions thereof and of the Plan hereby agreed to, by the undersigned as of the date first above written.

GRANTEE:

Name:

3